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                                                                    Exhibit 99.5

                             CN & BNSF COMBINATION
                                   STRUCTURE

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                                Shareholders/1/

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                              Companion Companies

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    North American           Common Ownership           Canadian National/2/
   Railways, Inc./2/         Common Directors             publicly traded
    publicly traded          Common Leadership
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          |
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          |
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  Burlington Northern
      Santa Fe/3/
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     1. All shareholders will own a Canadian National voting share joined to either CN stock exchangeable for North American Railways, Inc. common stock or joined directly to North American Railways common stock. The CN voting share joined to the CN exchangeable share will trade together as one security. The North American Railways common stock joined to the CN voting share will trade together as one security. Shareholders are subject to an ownership limit whereby no single shareholder can own more than 15% of the voting shares of North American Railways or CN.

     2. Like CN, North American Railways will be headquartered in Montreal and will operate in both of Canada's official languages. Size and membership of North American Railways' Board will be identical to CN's Board and will have a majority of Canadian residents.

     3. Burlington Northern Santa Fe will be a wholly owned subsidiary of North American Railways, Inc., a Delaware corporation, and will remain headquartered in Fort Worth, TX.